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                                                                EXHIBIT NO. 23.4


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-27245) and related Prospectus of Eastern Environmental Services, Inc., of our report dated September 30, 1996, with respect to the combined comparative financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated September 27, 1996 (as amended on Forms 8-K/A filed December 9, 1996 and June 6, 1997), filed with the Securities and Exchange Commission.


                                              /s/ Bardall, Weintraub, P.C.

Turnersville, New Jersey
June 26, 1997